Exhibit 99.1

Independence Realty Trust Announces First Quarter 2022 Financial Results
Raises Full Year 2022 Guidance
PHILADELPHIA – (BUSINESS WIRE) – May 3, 2022 Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2022 financial results.
First Quarter Highlights
•Net income available to common shares of $74.6 million for the quarter ended March 31, 2022 compared to $1.1 million for the quarter ended March 31, 2021.
•Earnings per diluted share of $0.34 for the quarter ended March 31, 2022 compared to $0.01 for the quarter ended March 31, 2021.
•Combined same-store net operating income (“NOI”) growth of 16.2% for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021.
•Core Funds from Operations (“CFFO”) of $57.7 million for the quarter ended March 31, 2022 compared to $18.0 million for the quarter ended March 31, 2021. CFFO per share was $0.25 for the first quarter of 2022, as compared to $0.18 for the first quarter of 2021.
•Adjusted EBITDA of $81.4 million for the quarter ended March 31, 2022 compared to $26.4 million for the quarter ended March 31, 2021.
•Value add program for the quarter ended March 31, 2022, has completed renovations at 143 units, achieving a weighted average return on investment during the quarter of 32.0%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“We are pleased with the outstanding results our newly combined portfolio generated during the first quarter of 2022,” said Scott Schaeffer, Chairman and CEO of IRT. “For the first quarter of 2022, combined same-store NOI increased by 16.2%, led by blended lease over lease rental growth of 12.8%. Our merger integration is complete, and we have secured $31 million in annual synergies. We continue to evaluate accretive joint venture opportunities, including a new investment in a single-family rental development. Overall, we are excited for what lies ahead in 2022 and the years to come, as we remain confident in our strategy focused on multifamily properties in the high-growth Sunbelt region.”
Combined Same-Store Property Operating Results

First Quarter 2022 Compared to First Quarter 2021(1)
Rental and other property revenue	11.0% increase
Property operating expenses	3.2% increase
Net operating income (“NOI”)	16.2% increase
Portfolio average occupancy	10 bps increase to 95.4%
Portfolio average rental rate	10.4% increase to $1,373
NOI Margin	280 bps increase to 62.9%
(1)Combined same-store portfolio for the three months ended March 31, 2022 includes 113 properties, which represent 33,804 units.

Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	1Q 2022	2Q 2022(3)
Combined Same-Store Portfolio(1)
Average Occupancy	95.4%	95.4%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	15.7%	15.8%
Renewal Leases	10.2%	9.5%
Blended	12.8%	11.5%
Resident retention rate	50.9%	54.6%
(1)Combined same-store portfolio for the three months ended March 31, 2022 includes 113 properties, which represent 33,804 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)2Q 2022 average occupancy and resident retention rates are as through May 1, 2022. 2Q 2022 new lease and renewal rates are for leases commencing during 2Q 2022 that were signed as of May 1, 2022.
Value Add Program
We completed renovations on 143 units during the quarter ended March 31, 2022, achieving a return on investment of 32.0%, with an average cost per unit renovated of $12,436, and average rent increase per renovated unit of $331. See the Value Add Summary page of our supplemental for additional information.
Investment Activity
Acquisitions
Subsequent to quarter-end, on April 6, 2022, we purchased for $25.4 million the Views of Music City (Phase 1), a 96-unit community in Nashville, TN from one of our unconsolidated joint ventures. The property was developed by our joint venture partner and was completed in January 2022. The Views of Music City (Phase 1) has an average rent per occupied unit of $1,451 and is currently in lease-up with stabilization expected to occur in June 2022. The acquisition represents the exercise of our purchase option under the terms of the joint venture agreement entered into on September 3, 2021. Development of Phase 2, which consists of 209 units, is expected to be completed during Q4 2023.
Dispositions
In connection with our merger with STAR and during the three months ended March 31, 2022, we completed the following dispositions and used net proceeds from these sales to repay debt of the combined company.
•Riverchase in Indianapolis, IN: sold on January 18, 2022 and recognized a gain on sale of $12.9 million.
•Haverford Place in Louisville, KY: sold on February 2, 2022 and recognized a gain on sale of $16.7 million.
•Heritage Park in Oklahoma City, OK: sold on February 2, 2022 and recognized a gain on sale of $31.4 million.
•Raindance in Oklahoma City, OK: sold on February 2, 2022 and recognized a gain on sale of $33.7 million.
Held for Sale
As of March 31, 2022, in connection with our ongoing capital recycling program, we identified two properties, Meadows Apartments in Louisville, KY and Sycamore Terrace in Terra Haute, IN, as held for sale. We expect these dispositions to close in the third quarter of 2022. We intend to recycle the net proceeds from the sales into the acquisition of properties in markets that we believe have better long-term growth prospects.

Virtuoso Joint Venture Investment
On March 31, 2022, we formed a joint venture to acquire and own a project comprised of 400 single family home rental units in Huntsville, AL. Development of phase one of this project (comprised of 178 homes) was completed in 2021 and was acquired by the joint venture on March 31, 2022. Upon acquisition of phase one by the joint venture, 85% of the homes were leased. The joint venture expects to acquire phase two of the project (comprised of 222 homes), currently expected to occur in the second quarter of 2022. We have committed to invest an aggregate $37.1 million in this joint venture, of which $16.4 million was funded on March 31, 2022.
Capital Expenditures
For the three months ended March 31, 2022, recurring capital expenditures for the total portfolio were $3.9 million, or $106 per unit.

At-the-Market Offering
On November 13, 2020 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis. During the three months ended March 31, 2022, we entered into a forward sale transaction under the ATM Program for the forward sale of 1,000,000 shares of our common stock. We expect to physically settle the forward sale transaction by the maturity date (March 31, 2023) of the forward sale transaction. Assuming the forward sale transaction is physically settled in full utilizing the current forward sale price of $26.86 per share, we expect to receive proceeds, net of sales commissions, of approximately $26.5 million, subject to adjustment in accordance with the forward sale transaction.
Distributions
On March 14, 2022, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on April 22, 2022 to stockholders of record at the close of business on April 1, 2022.
2022 EPS and CFFO Guidance
We are raising our 2022 full year guidance. Earnings per diluted share is now projected to be in the range of $0.50 to $0.52. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.32	$0.36	$0.50	$0.52
Adjustments:
Depreciation and amortization (3)	1.10	1.10	1.12	1.12
Gain on sale of real estate assets (4)	(0.42)	(0.42)	(0.58)	(0.58)
Core FFO per share allocated to common shareholders	$1.00	$1.04	$1.04	$1.06
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year.
(4)Gains on sale of real estate assets include the four asset sales that occurred during the first quarter of 2022 and the two properties identified as held for sale as of March 31, 2022.

2022 Guidance Assumptions
Our key guidance assumptions for 2022 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	Previous 2022 Outlook	Current 2022 Outlook(1)
Number of properties/units	115 properties / 34,454 units	113 properties / 33,804 units
Property revenue growth	8.1% to 9.1%	9.1% to 10.1%
Controllable operating expense growth	2.5% to 3.5%	3.0% to 4.0%
Real estate tax and insurance expense growth	6.5% to 8.5%	6.5% to 8.5%
Total operating expense growth	4.0% to 5.5%	4.25% to 5.75%
Property NOI growth	10.0% to 12.0%	11.5% to 13.5%

General and administrative & Property management expenses	$48.0 million to $51.0 million	$48.0 million to $51.0 million
Interest expense(2)	$100.0 million to $103.0 million	$98.0 million to $100.0 million

Transaction/Investment Volume(3)
Acquisition volume	None assumed	$25 to $250 million
Disposition volume	$157 million	$157 to $400 million

Capital Expenditures
Recurring	$18.5 million to $21.5 million	$18.5 million to $21.5 million
Value add & non-recurring	$42.5 million to $47.5 million	$42.5 million to $47.5 million
Development	$65.0 million to $75.0 million	$65.0 million to $75.0 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.
Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, May 4, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 594917. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Wednesday, May 11, 2022 by dialing 1.866.813.9403, access code 681002.

Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$74,600	$28,615	$11,502	$3,386	$1,086
Earnings (loss) per share -- diluted	$0.34	$0.23	$0.11	$0.03	$0.01
Rental and other property revenue	$149,977	$76,803	$60,592	$57,286	$54,811
Property operating expenses	$55,883	$26,952	$23,164	$22,298	$20,838
Net operating income	$94,094	$49,851	$37,428	$34,988	$33,973
NOI margin	62.7%	64.9%	61.8%	61.1%	62.0%
Adjusted EBITDA	$81,375	$42,301	$31,432	$28,729	$26,389
CORE FFO per share	$0.25	$0.24	$0.21	$0.20	$0.18
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.12
CORE FFO payout ratio	48.0%	50.0%	57.1%	60.0%	66.7%
Portfolio Data:
Total gross assets	$6,731,377	$6,785,648	$2,114,743	$2,133,021	$1,970,979
Total number of operating properties	119	123	57	58	56
Total units	35,498	36,831	16,109	16,261	15,667
Period end occupancy	95.4%	95.6%	96.0%	95.6%	95.5%
Total portfolio average occupancy	95.2%	96.0%	96.1%	95.9%	95.4%
Total portfolio average effective monthly rent, per unit	$1,374	$1,329	$1,212	$1,171	$1,142
Combined same store period end occupancy(a)	95.5%	95.7%	96.2%	96.1%	95.5%
Combined same store portfolio average occupancy(a)	95.4%	96.0%	96.5%	96.2%	95.3%
Combined same store portfolio average effective monthly rent, per unit(a)	$1,373	$1,346	$1,305	$1,261	$1,244
Capitalization:
Total debt(b)	$2,542,088	$2,705,336	$996,270	$1,036,841	$947,631
Common share price, period end	$26.44	$25.83	$20.35	$18.23	$15.20
Market equity capitalization	$6,031,873	$5,882,410	$2,150,162	$1,926,218	$1,561,165
Total market capitalization	$8,573,961	$8,587,746	$3,146,432	$2,963,059	$2,508,796
Total debt/total gross assets	37.8%	39.9%	47.1%	48.6%	48.1%
Net debt to Adjusted EBITDA (pro forma)(c)	7.6x	7.7x	8.2x	8.5x	8.2x
Interest coverage	4.0x	3.9x	3.6x	3.4x	3.1x
Common shares and OP Units:
Shares outstanding	221,163,391	220,753,735	105,106,714	105,109,649	102,033,733
OP units outstanding	6,970,993	6,981,841	552,360	552,360	674,515
Common shares and OP units outstanding	228,134,384	227,735,577	105,659,074	105,662,009	102,708,248
Weighted average common shares and OP units	227,778,484	127,046,225	107,094,044	102,584,809	102,353,380
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.
(b)Includes indebtedness associated with real estate held for sale.
(c)Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended March 31, 2021 were 7.5x, 15.4x, 8.0x, 9.1x, and 8.9x, respectively.

Schedule II
Independence Realty Trust, Inc.
Reconciliation of Net Income (loss) to Funds From Operations and Core Funds From Operations
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Funds From Operations (FFO):
Net income (loss)	$76,880	$1,093
Add-Back (Deduct):
Real estate depreciation and amortization	77,943	16,472
Gain on sale of real estate assets, net, excluding debt extinguishment costs	(94,712)	—
FFO	$60,111	$17,565
FFO per share	$0.26	$0.17
CORE Funds From Operations (CFFO):
FFO	$60,111	$17,565
Add-Back (Deduct):
Other depreciation and amortization	231	80
Casualty (gains) losses, net	(1,393)	359
Loan (premium accretion) discount amortization, net	(2,754)	—
Other (income) expense, net	(380)	—
Merger and integration costs	1,895	—
CFFO	$57,710	$18,004
CFFO per share	$0.25	$0.18
Weighted-average shares and units outstanding	227,778,484	102,353,380
(a)Included in the three-months ended March 31, 2022 and 2021 is $2.4 million and $2.1 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

Schedule III
Independence Realty Trust, Inc.
Reconciliation of Same-Store Net Operating Income to Net Income (loss)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Reconciliation of combined same-store net operating income to net income (loss)
Combined same-store portfolio net operating income	$89,169	$87,014	$84,806	$79,315	$76,747
Combined non same-store net operating income	4,925	7,923	7,054	5,179	4,805
Pre-Merger STAR Portfolio NOI	—	(45,086)	(54,433)	(49,506)	(47,579)
Other revenue	385	113	188	158	301
Other income (expense), net	380	—	—	—	—
Property management expenses	(5,556)	(3,221)	(2,199)	(2,176)	(1,943)
General and administrative expenses	(7,928)	(4,442)	(3,985)	(4,241)	(5,942)
Depreciation and amortization expense	(78,174)	(26,210)	(17,384)	(16,763)	(16,552)
Casualty gains (losses), net	1,393	—	—	—	(359)
Interest expense	(20,531)	(10,757)	(8,700)	(8,559)	(8,385)
Gain on sale of real estate assets, net	94,712	76,179	11,492	—	—
Loss on extinguishment of debt	—	(10,261)	—	—	—
Merger and integration costs	(1,895)	(41,787)	(5,276)	—	—
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

Schedule IV
Independence Realty Trust, Inc.
Reconciliation of Net Income (loss) to Adjusted EBITDA And Interest Coverage Ratio
(Dollars in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
Add-Back (Deduct):
Depreciation and amortization	78,174	26,210	17,384	16,763	16,552
Casualty (gains) losses, net	(1,393)	—	—	—	359
Interest expense	20,531	10,757	8,700	8,559	8,385
Gain on sale of real estate assets	(94,712)	(76,179)	(11,492)	—	—
Loss on extinguishment of debt	—	10,261	—	—	—
Merger and integration costs	1,895	41,787	5,276	—	—
Adjusted EBITDA	$81,375	$42,301	$31,432	$28,729	$26,389

INTEREST COST:
Interest expense	$20,531	$10,757	$8,700	$8,559	$8,385

INTEREST COVERAGE:	4.0x	3.9x	3.6x	3.4x	3.1x

Schedule IV
Independence Realty Trust, Inc.
Definitions

Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as merger and integration costs, casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).
We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total debt	$2,542,088	$2,705,336	$1,018,729	$1,056,463	$947,631
Less: cash and cash equivalents	(23,971)	(35,972)	(8,720)	(7,566)	(8,653)
Less: loan discounts and premiums, net	(68,832)	(71,586)	—	—	—
Total net debt	$2,449,285	$2,597,778	$1,010,009	$1,048,897	$938,978

Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through March 31, 2022 (other than properties held for sale as of March 31, 2022).

STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 65 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through March 31, 2022 (other than properties held for sale as of March 31, 2022).
Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 113 properties.
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total assets	$6,387,322	$6,506,696	$1,846,911	$1,875,122	$1,728,016
Plus: accumulated depreciation(a)	291,199	254,123	247,563	237,684	223,187
Plus: accumulated amortization	52,856	24,829	20,269	20,215	19,776
Total gross assets	$6,731,377	$6,785,648	$2,114,743	$2,133,021	$1,970,979
(a)Includes accumulated depreciation associated with real estate held for sale.